UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

GENERATION NEXT FRANCHISE BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 9117

(Address of Principal Executive Offices)

858-210-4200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On May 16, 2017, the Company entered into a Manufacturing Supply Agreement (“the Agreement”) with D&K Engineering, Inc. (“D&K”). The Agreement provides for D&K to provide engineering and manufacturing services for the Company’s frozen yogurt robots. Under terms of the Agreement, D&K will provide non-recurring engineering services at a cost of $688,000 and will also then manufacture the Company’s next generation robots. D&K will also provide a 12 month warranty from the date of manufacture. It is anticipated that the Company will purchase robots aggregating $11.1 million prior to December 31, 2017. The Company is required to purchase robots in advance of manufacture.

The above descriptions of the Agreement and the exhibits thereto are qualified in their entirety by reference to the forms of such documents attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Manufacturing Supply Agreement dated May 16, 2017.

______________

*

The copies of the Agreement and Addendum filed herewith have been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Next Franchise Brands, Inc.

Date: June 7, 2017	By:	/s/ Arthur Budman
	Name:	Arthur Budman
	Title:	Chief Executive Officer and Chief Financial Officer